UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 16, 2016
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 16, 2016, the Board of Directors (the “Board”) of Papa Murphy’s Holdings, Inc. (the “Company”) approved and adopted Amended and Restated Bylaws of the Company as set forth in Exhibit 3.1 (the “Restated Bylaws”), which became effective immediately upon the Board’s approval. The Restated Bylaws, among other things:

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Require an incumbent director (other than an incumbent director designated by LEP Papa Murphy’s Holdings, LLC or its permitted transferees) to tender his or her resignation upon his or her failure to receive a majority of the votes cast in an uncontested election of directors, subject to the Board’s right to reject such resignation.

•	Clarify the Board’s authority to cancel, postpone or reschedule a meeting of stockholders.

•	Clarify that Board nominations and proposals of other business to be considered at an annual meeting may be made only by stockholders who are stockholders at the time of the annual meeting.

•	Provide for additional disclosure requirements for notices of director nominations and stockholder proposals, including a requirement that stockholders update and supplement such notices.

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Supplement the certification and disclosure requirements for any individual who has been proposed by a stockholder as a nominee for election to the Board, including affirmations required to be made by those individuals.

•	Clarify that the chairman of a stockholder meeting has the power to recess a stockholder meeting and adopt restrictions on the use of audio or video recording devices at stockholder meetings.

•	Remove the requirement that officers be elected annually and instead enable the Board to choose officers at any time to serve for such terms as the Board may determine.
The foregoing summary of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws. The Restated Bylaws are attached as Exhibit 3.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.1	Amended and Restated Bylaws of Papa Murphy’s Holdings, Inc., as adopted on December 16, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
	Name:	Mark Hutchens
	Title:	Chief Financial Officer

Date: December 22, 2016